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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 Morgan Stanley
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

   1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
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Global Medium-Term Notes, Series C, Stock        THE AMERICAN STOCK EXCHANGE
Participation Notes due December 30, 2010
(Linked to the Common Stock of Intel
Corporation)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series C, Stock Participation Notes due December 30, 2010 (Linked to the Common Stock of Intel Corporation)" (the "Stock Participation Notes"). A description of the Stock Participation Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Stock Participation Notes contained in the pricing supplement dated May 22, 2003 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Stock Participation Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Stock Participation Notes.





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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Morgan Stanley
                                         (Registrant)


Date: May 22, 2003                       By:  /s/ Martin M. Cohen
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                                              Martin M. Cohen
                                              Assistant Secretary and Counsel





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                               INDEX TO EXHIBITS


Exhibit No.                                                          Page No.

4.1    Proposed form of Global Note evidencing the                     A-1
       Stock Participation Notes






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